     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2000.


                                                      REGISTRATION NO. 333-94351
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             CALDERA SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           7372                          87-0617393
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                           -------------------------

                             240 WEST CENTER STREET
                                 OREM, UT 84057
                           TELEPHONE: (801) 765 4999
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

                                 RANSOM H. LOVE
                            CHIEF EXECUTIVE OFFICER
                             CALDERA SYSTEMS, INC.
                             240 WEST CENTER STREET
                                 OREM, UT 84057
                           TELEPHONE: (801) 765-4999
                           FACSIMILE: (801) 765-1313
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)
                           -------------------------

                                   COPIES TO:

           RICHARD R. PLUMRIDGE, ESQ.                       KENNETH L. GUERNSEY, ESQ.
            JOHN E. HAYES III, ESQ.                            JAMIE E. CHUNG, ESQ.
             DAVID J. KENDALL, ESQ.                            STEVE R. DAETZ, ESQ.
              TROY M. KELLER, ESQ.                             ERIN A. SAWYER, ESQ.
        BROBECK, PHLEGER & HARRISON LLP                         COOLEY GODWARD LLP
      370 INTERLOCKEN BOULEVARD, SUITE 500                ONE MARITIME PLAZA, 20TH FLOOR
              BROOMFIELD, CO 80021                         SAN FRANCISCO, CA 94111-3580
                 (303) 410-2000                                   (415) 693-2000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee........................................  $   15,180
NASD fee....................................................       6,250
NASDAQ listing fee..........................................       5,000
Legal fees and expenses.....................................     400,000
Accounting fees and expenses................................     500,000
Printing expenses...........................................     350,000
Directors and officers insurance premiums related to this
  offering..................................................     600,000
Blue sky fees and expenses..................................      10,000
Transfer Agent and Registrar fees and expenses..............      15,000
Miscellaneous...............................................      98,570
                                                              ----------
  Total.....................................................  $2,000,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's certificate of incorporation in effect as of the date hereof, and the registrant's amended and restated certificate of incorporation to be in effect upon the closing of this offering (collectively, the "Certificate") provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the "DGCL"), the registrant's directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The registrant intends to obtain liability insurance for its officers and directors prior to the closing of this offering.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In the three fiscal years preceding the filing of this registration statement, the Registrant has issued the following securities that were not registered under the Securities Act:

          (i) On August 31, 1998, the Registrant issued to The Canopy Group, Inc. 16,000,000 shares of common stock in exchange for $20,892,674.

          (ii) From December 1998 through January 31, 2000, the Registrant granted options to purchase an aggregate of 5,472,649 shares of common stock under its 1998 Stock Option Plan and 1999 Omnibus Stock Incentive Plan with a weighted average exercise price of $3.28

          (iii) On July 27, 1999, the Registrant issued and sold 5,333,333 shares of common stock to MTI Technology Corporation at a purchase price of $1.13 per share.

          (iv) On August 19, 1999, under the terms of Secured Convertible Promissory Note dated September 1, 1998, $5,273,974 owed to The Canopy Group was converted into 5,273,974 shares of the Registrant's common stock.

          (v) On January 4, 2000, the Registrant issued 16,834 shares of common stock to United Systems Engineers in exchange for services rendered and agreed to issue an additional 16,833 shares of common stock to United Service Engineers upon the completion of services to be rendered, pursuant to Regulation S under the Securities Act of 1933, as amended.

          (vi) On December 30, 1999, the Registrant issued and exchanged 5,273,974 shares of Series A convertible preferred stock for the same number of shares of common stock held by The Canopy Group, Inc. The Registrant also issued and exchanged 1,322,172 shares of Series A convertible preferred stock for the same number of shares of common stock held by MTI Technology Corporation.

          (vii) In December 1999 and January 2000, the Registrant sold a total of 5,000,000 shares of Series B convertible preferred stock at a purchase price of $6.00 per share to ten accredited investors.

          (viii) In December 1999, the Registrant issued and sold 106,356 shares of common stock to Troll Tech AS in exchange for 159 shares of common stock of Troll Tech AS.

          (ix) In January 2000, the Registrant issued and sold 200,000 shares of common stock to Evergreen Internet, Inc. in exchange for 592,592 shares of common stock of Evergreen Internet, Inc.

          (x) In January 2000, the Registrant issued and sold 1,250,000 shares of common stock to Lineo, Inc. in exchange for 3,238,437 shares of common stock of Lineo, Inc.

     No underwriters were involved in the foregoing sales of securities. Except as noted such sales were deemed to be exempt under the Securities Act in reliance upon Section 4(2) thereof relative to sales by an issuer not involving any public offering, or, in the case of options to purchase common stock, Rule 701 under the Securities Act. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
 1.1*    Form of Underwriting Agreement.
 3.1     Certificate of Incorporation.
 3.2     Form of Amended and Restated Certificate of Incorporation to
         be in effect upon the closing of the offering.
 3.3     Bylaws.
 3.4     Form of Amended and Restated Bylaws to be in effect upon the closing of this offering.
 4.1     Specimen Common Stock certificate.
 5.1     Opinion of Brobeck, Phleger & Harrison LLP.
10.1**   Conversion Agreement, dated December 30, 1999, between the
         Registrant, The Canopy Group, Inc. and MTI Technology
         Corporation.
10.2**   Form of Series B Preferred Stock Purchase Agreement between the Registrant and the Series B investors.
10.3**   1998 Stock Option Plan.
10.4**   1999 Omnibus Stock Incentive Plan.
10.5**   2000 Employee Stock Purchase Plan.
10.6**   Secured Convertible Promissory Note, dated September 1,
         1998, by the Registrant in favor of The Canopy Group, Inc.
10.7**   Security Agreement, dated September 1, 1998, between the
         Registrant and The Canopy Group, Inc.
10.8**   Asset Purchase and Sale Agreement, dated September 1, 1998, between Caldera, Inc. and the Registrant.
10.9**   Amended and Restated Asset Purchase Agreement, dated as of
         September 1, 1998, between Caldera, Inc. and the Registrant.
10.10**  Stock Purchase Agreement, dated July 27, 1999, by and among the Registrant, The Canopy Group, Inc. and MTI Technology
         Corporation.
10.11**  Stock Purchase Agreement, dated January 6, 2000, between the
         Registrant and Lineo, Inc.
10.12**  Form of Second Amended and Restated Investors Rights
         Agreement by and among the Registrant and the holders of the
         Series A and Series B convertible preferred stock.
10.13**  Form of Indemnification Agreement by and between the
         Registrant and its outside directors.
10.14**  GNU General Public License.
10.15+** Computer Software Distribution Agreement, dated December 14,
         1998, between the Registrant and Navarre Corporation.
10.16+** OEM Reciprocal License Agreement, dated January 6, 2000, between the Registrant and Evergreen Internet, Inc.
10.17+** Sun Community Source License version 2.3 dated January 7,
         2000 between the Registrant and Sun Microsystems, Inc.
10.18+** Sun Community Source License version 2.7, dated January 7,
         2000, between the Registrant and Sun Microsystems, Inc.
10.19**  Lease Agreement, dated September 1, 1998, between the
         Registrant and Caldera, Inc.
10.20**  Assignment and Extension of Lease, dated October 6, 1999, between the Registrant and Voxel, Inc.
10.21**  Form of Voting Agreement between the Registrant and the holders of the Series A and Series B convertible preferred stock.
10.22**  Secured Promissory Note, dated December 29, 1999, by the
         Registrant in favor of The Canopy Group.
10.23**  Assignment of Lease, dated January 21, 2000, between the
         Registrant and Nextpage L.C.
10.24    Form of Delaware Indemnification Agreement by and between
         the Registrant and its outside directors.
23.1     Consent of Brobeck Phleger & Harrison LLP (included in
         Exhibit 5.1).

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
23.2**   Consent of Arthur Andersen LLP.
24.1     Powers of Attorney (see Signature Page on Page II-5).
27**     Financial Data Schedule.


-------------------------
 * To be filed by amendment.

** Previously filed.

 + Application has been made to the Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Commission.

     (b) FINANCIAL STATEMENT SCHEDULES

     Schedule II -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on this 9th day of March, 2000.


                                          CALDERA SYSTEMS, INC.

                                          By:      /s/ RANSOM H. LOVE
                                            ------------------------------------
                                          Name: Ransom H. Love
                                          Title:  President and Chief Executive
                                          Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and/or officers of Caldera Systems, Inc. (the "Company"), hereby severally constitute and appoint Ransom H. Love, Chief Executive Officer, and Alan Hansen, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-1 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:


                     SIGNATURE                                  TITLE(S)                    DATE
                     ---------                                  --------                    ----
                /s/ RANSOM H. LOVE                   President, Chief Executive           March 9, 2000
---------------------------------------------------    Officer and Director
                  Ransom H. Love                       (Principal Executive Officer)

                  /s/ ALAN HANSEN                    Chief Financial Officer              March 9, 2000
---------------------------------------------------    (Principal Financial and
                    Alan Hansen                        Accounting Officer)

                         *                           Chairman of the Board of             March 9, 2000
---------------------------------------------------    Directors
                Ralph J. Yarro III

                         *                           Director                             March 9, 2000
---------------------------------------------------
                   Dale R. Boyd

                         *                           Director                             March 9, 2000
---------------------------------------------------
                   John R. Egan

                     SIGNATURE                                  TITLE(S)                    DATE
                     ---------                                  --------                    ----
                         *                           Director                             March 9, 2000
---------------------------------------------------
                Edward E. Iacobucci

                         *                           Director                             March 9, 2000
---------------------------------------------------
                 Carl S. Ledbetter

                         *                           Director                             March 9, 2000
---------------------------------------------------
                 Raymond J. Noorda

                         *                           Director                             March 9, 2000
---------------------------------------------------
              Thomas P. Raimondi, Jr.

              *By: /s/ RANSOM H. LOVE
   ---------------------------------------------
                  Ransom H. Love
                 Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
-------                          DESCRIPTION
 1.1*    Form of Underwriting Agreement.
 3.1     Certificate of Incorporation.
 3.2     Form of Amended and Restated Certificate of Incorporation to
         be in effect upon the closing of the offering.
 3.3     Bylaws.
 3.4     Form of Amended and Restated Bylaws to be in effect upon the closing of this offering.
 4.1     Specimen Common Stock certificate.
 5.1     Opinion of Brobeck, Phleger & Harrison LLP.
10.1**   Conversion Agreement, dated December 30, 1999, between the
         Registrant, The Canopy Group, Inc. and MTI Technology
         Corporation.
10.2**   Form of Series B Preferred Stock Purchase Agreement between the Registrant and the Series B investors.
10.3**   1998 Stock Option Plan.
10.4**   1999 Omnibus Stock Incentive Plan.
10.5**   2000 Employee Stock Purchase Plan.
10.6**   Secured Convertible Promissory Note, dated September 1,
         1998, by the Registrant in favor of The Canopy Group, Inc.
10.7**   Security Agreement, dated September 1, 1998, between the
         Registrant and The Canopy Group, Inc.
10.8**   Asset Purchase and Sale Agreement, dated September 1, 1998, between Caldera, Inc. and the Registrant.
10.9**   Amended and Restated Asset Purchase Agreement, dated as of
         September 1, 1998, between Caldera, Inc. and the Registrant.
10.10**  Stock Purchase Agreement, dated July 27, 1999, by and among the Registrant, The Canopy Group, Inc. and MTI Technology
         Corporation.
10.11**  Stock Purchase Agreement, dated January 6, 2000, between the
         Registrant and Lineo, Inc.
10.12**  Form of Second Amended and Restated Investors Rights
         Agreement by and among the Registrant and the holders of the
         Series A and Series B convertible preferred stock.
10.13**  Form of Indemnification Agreement by and between the
         Registrant and its outside directors.
10.14**  GNU General Public License.
10.15+** Computer Software Distribution Agreement, dated December 14,
         1998, between the Registrant and Navarre Corporation.
10.16+** OEM Reciprocal License Agreement, dated January 6, 2000, between the Registrant and Evergreen Internet, Inc.
10.17+** Sun Community Source License version 2.3 dated January 7,
         2000 between the Registrant and Sun Microsystems, Inc.
10.18+** Sun Community Source License version 2.7, dated January 7,
         2000, between the Registrant and Sun Microsystems, Inc.
10.19**  Lease Agreement, dated September 1, 1998, between the
         Registrant and Caldera, Inc.
10.20**  Assignment and Extension of Lease, dated October 6, 1999, between the Registrant and Voxel, Inc.
10.21**  Form of Voting Agreement between the Registrant and the holders of the Series A and Series B convertible preferred stock.
10.22**  Secured Promissory Note, dated December 29, 1999, by the
         Registrant in favor of The Canopy Group.
10.23**  Assignment of Lease, dated January 21, 2000, between the
         Registrant and Nextpage L.C.
10.24    Form of Delaware Indemnification Agreement by and between
         the Registrant and its outside directors.
23.1     Consent of Brobeck Phleger & Harrison LLP (included in
         Exhibit 5.1).

EXHIBIT
NUMBER
-------                          DESCRIPTION
23.2**   Consent of Arthur Andersen LLP.
24.1     Powers of Attorney (see Signature Page on Page II-5).
27**     Financial Data Schedule.


-------------------------
*  To be filed by amendment.

** Previously filed.

+ Application has been made to the Commission to seek confidential treatment of certain provisions. Omitted material for which confidential treatment has been requested has been filed separately with the Commission.